UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2006
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Private Placement of Senior Notes
     On January 31, 2006, Copano Energy, L.L.C. (the “Company”) and Copano Energy Finance Corporation (“FinCo”) priced a private placement of an aggregate of $225 million in principal amount of their 8⅛% Senior Notes due 2016 (the “Senior Notes”) in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by all of the Company’s wholly-owned subsidiaries (the “Guarantors”). Concurrently with the pricing of the Senior Notes, the Company, FinCo, the Guarantors and representatives of the several initial purchasers, entered into a Purchase Agreement, dated January 31, 2006, in connection with the private placement of the Senior Notes. The Company and FinCo are sometimes collectively referred to herein as the “Issuers.”
     The Senior Notes are being offered and sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.
     The Senior Notes are expected to be issued on February 7, 2006 pursuant to an indenture to be dated as of such date (the “Indenture”) among the Issuers, the Guarantors and U.S. Bank National Association, as Trustee.
     Interest on the Senior Notes will accrue from the date of issuance or the most recent interest payment date, and will be payable in cash semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2006. Interest will be payable to holders of record on the February 15th and August 15th immediately preceding the related interest payment dates, and will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Optional Redemption of Senior Notes
     At any time prior to March 1, 2009, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Notes issued under the Indenture at a redemption price of 108.125% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the net cash proceeds of one or more equity offerings by the Company, provided that:
•	at least 65% of the aggregate principal amount of Senior Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Senior Notes held by the Company and its subsidiaries); and
•	the redemption occurs within 120 days of the date of the closing of such equity offering.
     On and after March 1, 2011, the Issuers may redeem all or a part of the Senior Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Senior Notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

Year	Percentage
2011	104.0625%
2012	102.7083%
2013	101.3542%
2014 and thereafter	100.0000%
     Prior to March 1, 2011, the Issuers may redeem all or part of the Senior Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the sum of:
•	the principal amount thereof, plus

•	accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), plus

•	the Make Whole Premium (as defined in the Indenture) at the redemption date.
Certain Covenants Related to the Senior Notes
     The Indenture will contain covenants that, among other things, will limit the Issuers’ ability and the ability of the Company’s restricted subsidiaries to: (i) sell assets; (ii) pay distributions on, redeem or repurchase the Company’s units or redeem or repurchase its subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from the Company’s restricted subsidiaries to the Company or any other restricted subsidiary; (vii) consolidate, merge or transfer all or substantially all of the Company’s assets; (viii) engage in transactions with affiliates; (ix) create unrestricted subsidiaries; and (x) enter into sale and leaseback transactions. If the Senior Notes achieve an investment grade rating from each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, many of these covenants will terminate.
Events of Default Under the Indenture Related to the Senior Notes
     Upon a continuing event of default, the trustee or the holders of 25% principal amount of the Senior Notes may declare the Senior Notes immediately due and payable, except that a default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Company that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Company will automatically cause all Senior Notes to become due and payable. Each of the following shall constitute an event of default under the Indenture:
•	default for 30 days in the payment when due of interest on the Senior Notes;

•	default in payment when due of the principal of, or premium, if any, on the Senior Notes;

•	failure by the Company to comply with its covenants relating to asset sales, repurchases of the Senior Notes, change of control or mergers;

•	failure by the Company for 90 days after notice to comply with its reporting obligations under the Securities Exchange Act of 1934;

•	failure by the Company for 60 days after notice to comply with any of the other agreements in the Indenture;

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its restricted subsidiaries (or the payment of which is guaranteed by the Company or any of its restricted subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (i) is caused by a payment default; or (ii) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $20.0 million or more, subject to a cure provision;

•	failure by the Company or any of its restricted subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee; and

•	certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuers or any of the Company’s restricted subsidiaries that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Company.
     The holders of a majority in principal amount of the Senior Notes then outstanding by notice to the trustee may on behalf of the holders of all of the Senior Notes waive any existing default or event of default and its consequences under the Indenture except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the Senior Notes.
     In the case of any event of default occurring by reason of any willful action or inaction taken or not taken by or on behalf of an Issuer with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Senior Notes on or after March 1, 2011 pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes. If an event of default occurs prior to March 1, 2011 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of an Issuer with the intention of avoiding the prohibition on redemption of the Senior Notes prior to that date, then the premium specified in the Indenture with respect to the first year that the Senior Notes may be redeemed at the Issuers’ option (other than with the net cash proceeds of an equity offering) will also become immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes.

Registration Rights; Additional Interest
     The Senior Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. Pursuant to the terms of a Registration Rights Agreement to be entered into at the closing of the offering of the Senior Notes, the Issuers have agreed to conduct a registered exchange offer for the Senior Notes or to cause to become effective a shelf registration statement providing for resales of the Senior Notes. If the Issuers fail to satisfy these obligations on a timely basis, they have agreed to pay additional interest to holders of the Senior Notes under some circumstances. The Issuers are obligated to pay additional interest on the Senior Notes if:
•	the Issuers do not file the required registration statement on time;

•	the Securities and Exchange Commission (“SEC”) does not declare the required registration statement effective on time;

•	the Issuers do not complete the offer to exchange the Senior Notes for the exchange notes on time; or

•	the required registration statement is declared effective by the SEC but ceases to be effective or usable in connection with resales or exchanges of the Senior Notes during certain periods.
Each of the events described above is a “Registration Default.” If a Registration Default occurs, then additional interest shall be payable semi-annually, over and above the stated interest rate, on the Senior Notes as follows: (i) with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 0.25% per year; and (ii) the additional interest will increase by an additional 0.25% per year with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 1.0% per year.
     The offering of the Senior Notes is expected to close on February 7, 2006. Following the closing, the Company will file, as exhibits, the Purchase Agreement, the Indenture, the form of Senior Notes and the Registration Rights Agreement. These documents will contain a more detailed description of the terms and conditions of the Senior Notes and the related registration rights.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: February 3, 2006	By:	/s/ Douglas L. Lawing
		Name:	Douglas L. Lawing
		Title:	Vice President, General Counsel and Secretary